Exhibit 99.01

Palisade Bio Announces $2 Million Registered Direct Offering of Common Stock Priced At Market Under Nasdaq Rules

Carlsbad, CA – September 7, 2023 – Palisade Bio, Inc. (Nasdaq: PALI), a biopharmaceutical company advancing therapies for acute and chronic gastrointestinal (GI) complications, is announcing today that it has entered into definitive agreements with institutional investors for the purchase of 2,339,398 shares of common stock for gross proceeds of $1,965,094.32 in a registered direct offering.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the registered direct offering.

Palisade Bio intends to use the net proceeds from the financing for working capital and general corporate purposes.

The closing of the offering is expected to take place on or about September 11, 2023, subject to the satisfaction of customary closing conditions.

The shares of common stock (and pre-funded warrants in lieu thereof) offered in the registered direct offering are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-263705), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on April 26, 2022. The offering of the shares of common stock (and pre-funded warrants in lieu thereof) are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting Ladenburg Thalmann & Co. Inc. at Attn: Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, NY 10019 or by e-mail at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing therapeutics that protect the integrity of the intestinal barrier. The Company utilizes over three decades of research and established science that links the role of intestinal barrier biology with human disease to advance novel therapeutics that target and improve the integrity of the intestinal barrier.

The Company believes that addressing the disruption of the intestinal barrier can fundamentally change the way diseases are treated and establish new standards of patient care. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify additional manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; the impact of the COVID-19 pandemic on our business, and operations, and supply; and the anticipated use of proceeds from the offering. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to achieve additional financing to fund future operations. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 22, 2023 as well as the Company’s Quarterly Report on Form 10-Q, for the six months period ended June 30, 2023, filed with the SEC on August 10, 2023. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com